THE SECURITIES EVIDENCED BY THIS PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE GENERAL PARTNER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE GENERAL PARTNER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

THE INTERESTS IN THE PARTNERSHIP OF THE CLASS B LIMITED PARTNERS ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE PARTNERSHIP AND EACH CLASS B LIMITED PARTNER, OR THE PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS PARTNERSHIP. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY UNITS SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE UNITS.




                                 AMENDED AND RESTATED


                            LIMITED PARTNERSHIP AGREEMENT


                            ADOBE INCENTIVE PARTNERS, L.P.

                                  TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1

CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1   Accounting Period . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2   Adjusted Asset Value. . . . . . . . . . . . . . . . . . . . . . .  1
    1.3   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.4   Capital Account . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.5   Capital Contribution. . . . . . . . . . . . . . . . . . . . . . .  2
    1.6   Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.7   Deemed Gain or Deemed Loss. . . . . . . . . . . . . . . . . . . .  2
    1.8   Excluded Investment.. . . . . . . . . . . . . . . . . . . . . . .  2
    1.9   Majority in Interest of the Class A Limited Partners. . . . . . .  3
    1.10  Marketable; Marketable Securities; Marketability. . . . . . . . .  3
    1.11  Nonmarketable Securities. . . . . . . . . . . . . . . . . . . . .  3
    1.12  Profit or Loss. . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.13  Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.14  Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.15  Short Term Income . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.16  Treasury Regulations. . . . . . . . . . . . . . . . . . . . . . .  4
    1.17  Units.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 2

NAME, PURPOSE AND OFFICES OF PARTNERSHIP. . . . . . . . . . . . . . . . . .  4
    2.1   Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    2.2   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    2.3   Principal Office. . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 3

TERM OF PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    3.1   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    3.2   Events Affecting a Limited Partner of the Partnership.. . . . . .  5
    3.3   Events Affecting the General Partner of the Partnership . . . . .  5

ARTICLE 4

NAME AND ADMISSION OF PARTNERS. . . . . . . . . . . . . . . . . . . . . . .  5
    4.1   Name, Address and Units . . . . . . . . . . . . . . . . . . . . .  5
    4.2   Admission of Additional Partners. . . . . . . . . . . . . . . . .  6

                                  TABLE OF CONTENTS
                                      Continued

ARTICLE 5                                                                 Page

CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS. . . . . . . . . . . . . . . . .  6
    5.1   Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.2   Initial Capital Contributions.. . . . . . . . . . . . . . . . . .  6
    5.3   Capital Contributions of the General Partner. . . . . . . . . . .  7
    5.4   Additional Capital Contributions. . . . . . . . . . . . . . . . .  7

ARTICLE 6

PARTNERSHIP ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.1   Allocation of Profit or Loss. . . . . . . . . . . . . . . . . . .  7
    6.2   Other Allocations . . . . . . . . . . . . . . . . . . . . . . . .  8
    6.3   Income Tax Allocations. . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 7

PARTNERSHIP EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    7.1   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 8

WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS. . . . . . . . . . . . . . 10
    8.1   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    8.2   Withdrawals by the Partners . . . . . . . . . . . . . . . . . . . 10
    8.3   Partners' Obligation to Repay or Restore. . . . . . . . . . . . . 10
    8.4   Cash Distributions. . . . . . . . . . . . . . . . . . . . . . . . 10
    8.5   In Kind Distributions . . . . . . . . . . . . . . . . . . . . . . 11
    8.6   Withdrawal of Class B Limited Partners. . . . . . . . . . . . . . 11

ARTICLE 9

MANAGEMENT DUTIES AND RESTRICTIONS. . . . . . . . . . . . . . . . . . . . . 12
    9.1   Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.2   No Control by the Limited Partners; No Withdrawal . . . . . . . . 12
    9.3   Class A Limited Partner Approval Rights . . . . . . . . . . . . . 13
    9.4   Investment Opportunities. . . . . . . . . . . . . . . . . . . . . 13
    9.5   Compliance with Partnership Agreement; Detrimental Acts . . . . . 14

                                  TABLE OF CONTENTS
                                      Continued

ARTICLE 10                                                                Page

INVESTMENT REPRESENTATION AND TRANSFER
OF PARTNERSHIP INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . . 14
    10.1  Investment Representation of the Limited Partners . . . . . . . . 14
    10.2  Qualifications of the Limited Partner . . . . . . . . . . . . . . 14
    10.3  Transfer by the General Partner . . . . . . . . . . . . . . . . . 15
    10.4  Transfer by a Limited Partner . . . . . . . . . . . . . . . . . . 15
    10.5  Requirements for Transfer . . . . . . . . . . . . . . . . . . . . 15
    10.6  Substitution as a Limited Partner . . . . . . . . . . . . . . . . 15
    10.7  Expenses of Transfer. . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 11

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP. . . . . . . . . . . . . . . 16
    11.1  Early Termination of the Partnership. . . . . . . . . . . . . . . 16
    11.2  Winding Up Procedures . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 12

FINANCIAL ACCOUNTING,
REPORTS, MEETINGS AND VOTING. . . . . . . . . . . . . . . . . . . . . . . . 17
    12.1  Financial Accounting; Fiscal Year . . . . . . . . . . . . . . . . 17
    12.2  Supervision; Inspection of Books. . . . . . . . . . . . . . . . . 17
    12.3  Partnership Reports; Financial Statements of the Partnership. . . 18
    12.4  Tax Returns and Tax Information . . . . . . . . . . . . . . . . . 18
    12.5  Tax Matters Partner . . . . . . . . . . . . . . . . . . . . . . . 18
    12.6  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 13

VALUATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    13.1  Valuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 14

OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    14.1  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    14.2  Limitation of Liability of the Limited Partners . . . . . . . . . 20

                                  TABLE OF CONTENTS
                                      Continued
                                                                          Page
    14.3  Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    14.4  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 21
    14.5  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    14.6  Execution and Filing of Documents . . . . . . . . . . . . . . . . 21
    14.7  Other Instruments and Acts. . . . . . . . . . . . . . . . . . . . 21
    14.8  Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . . 21
    14.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    14.10 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    14.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 22
    14.12 Titles; Subtitles . . . . . . . . . . . . . . . . . . . . . . . . 22
    14.13 Partnership Name. . . . . . . . . . . . . . . . . . . . . . . . . 22

                            ADOBE INCENTIVE PARTNERS, L.P.
                                 AMENDED AND RESTATED
                            LIMITED PARTNERSHIP AGREEMENT



    THIS AGREEMENT is made and entered into as of the ____ day of , 1997, by and among ADOBE SYSTEMS INCORPORATED, a California corporation ("Adobe"), and each of the persons listed on Exhibit A hereto, who hereby amend and restate the March 17, 1997 Limited Partnership Agreement of ADOBE INCENTIVE PARTNERS, L.P. (the "Partnership"), to reflect the admission of the Class B Limited Partners listed on Exhibit A hereto, pursuant to the provisions of the California Revised Limited Partnership Act (the "Act"), as follows:


                                      ARTICLE 1

                                 CERTAIN DEFINITIONS

    1.1 ACCOUNTING PERIOD. An Accounting Period shall be (i) the Fiscal Year if there are no changes in the Partners' respective interests in the Profits or Losses of the Partnership during such period except on the first day thereof, or
(ii) any other period beginning on the first day of the Fiscal Year, or any other day during the Fiscal Year upon which occurs a change in such respective interests, and ending on the last day of the Fiscal Year, or on the day preceding an earlier day upon which any change in such respective interest shall occur.

    1.2 ADJUSTED ASSET VALUE. The Adjusted Asset Value with respect to any asset shall be the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Adjusted Asset Value of any asset contributed by a Partner to the Partnership shall be the lesser of (i) the gross fair market value of such asset or (ii) the asset's adjusted basis for federal income tax purposes at the time of contribution, as determined by the contributing Partner and the General Partner.

         (b) In the discretion of the General Partner, the Adjusted Asset Values of all Partnership assets may be adjusted to equal their respective gross fair market values, as determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 6, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS capital contribution, and (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership assets, unless all Partners receive simultaneous distributions of either undivided interests in the distributed property or identical Partnership assets in proportion to their interests in Partnership distributions as provided in paragraphs 7.4 and 7.5.


                                          1.

         (c) The Adjusted Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 6, as of the following times: (i) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and (ii) the termination of the Partnership either by expiration of the Partnership's term or the occurrence of an event described in paragraph 10.1.

    1.3 AFFILIATE. An Affiliate of any person shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the person specified.

    1.4 CAPITAL ACCOUNT. The Capital Account of each Partner shall consist of its original capital contribution (in kind contributions shall be credited at their Adjusted Asset Value), (i) increased by any additional capital contributions, its share of income or gain that is allocated to it pursuant to this Agreement, any Capital Account shift in favor of such Partner, and (ii) decreased by the amount of any distributions to or withdrawals by it, its share of expense or loss that is allocated to it pursuant to this Agreement, the amount of any Capital Account shift away from the Capital Account of such Partner. The foregoing provision and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704 1(b)(2)(iv), and shall, except as otherwise expressly provided herein, be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have more than an insignificant effect on the total amounts distributable to any Partner pursuant to Article VIII and Article XI.

    1.5 CAPITAL CONTRIBUTION. A Partner's Capital Contribution shall mean the amount that such Partner has contributed to the capital of the Partnership as set forth opposite such Partner's name on Exhibit A hereto, as from time to time amended.

    1.6 CODE. The Code is the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

    1.7 DEEMED GAIN OR DEEMED LOSS. The Deemed Gain from any in kind distribution of Securities shall be equal to the excess, if any, of the fair market value of the Securities distributed (valued as of the date of distribution in accordance with paragraph 13.1), over the aggregate Adjusted Asset Value of the Securities distributed. The Deemed Loss from any in kind distribution of Securities shall be equal to the excess, if any, of the aggregate Adjusted Asset Value of the Securities distributed over the fair market value of the Securities distributed (valued as of the date of distribution in accordance with paragraph 13.1).

    1.8 EXCLUDED INVESTMENT. Excluded Investment means a Security of the Partnership


                                          2.

that one or more Partners does not share in because (i) he or she is an officer, director or five percent or greater shareholder of the issuer of the Security or
(ii) the Investment Committee of the Board of Directors of Adobe otherwise determines that it is inappropriate for such Partner to participate in the investment because of the Partner's involvement with the issuer of the Security. An Excluded Investment shall be designated as such at the time of its acquisition.

    1.9 MAJORITY IN INTEREST OF THE CLASS A LIMITED PARTNERS. Majority in Interest of the Class A Limited Partners means one or more Class A Limited Partners who own in the aggregate a majority of the Class A Units.

    1.10 MARKETABLE; MARKETABLE SECURITIES; MARKETABILITY. These terms shall refer to Securities that are (a) traded on a national securities exchange or over the counter or (b) currently the subject of an effective Securities Act registration statement. Notwithstanding the foregoing, a Security shall not be deemed to be a Marketable Security if, in the good faith judgment of the General Partner, the market on which such Security trades is not adequate to permit an orderly sale of all shares of such Security held by the Partnership within a reasonable time period or if the Securities cannot be sold because of lock-up restrictions or other contractual restrictions on transfer.

    1.11 NONMARKETABLE SECURITIES. Nonmarketable Securities are all Securities other than Marketable Securities.

    1.12 PROFIT OR LOSS. Profit or Loss shall be an amount computed separately for each Security for each Accounting Period as of the last day thereof that is equal to the Partnership's taxable income or loss for each Security for such Accounting Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this paragraph shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704 1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this paragraph shall be subtracted from such taxable income or loss;

         (c) Gain or loss resulting from any disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the asset disposed of rather than its adjusted tax basis;

         (d) The difference between the gross fair market value of all Partnership assets and their respective Adjusted Asset Values shall be added to such taxable income or loss in


                                          3.

the circumstances described in paragraph 1.2;

         (e) Items which are specially allocated pursuant to paragraph 6.3 hereof shall not be taken into account in computing Profit or Loss; and

         (f) Short Term Income shall not be taken into account in computing Profit or Loss.

    1.13 SECURITIES. Securities shall mean securities of every kind and nature and rights and options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including partnerships, joint ventures, proprietorships, limited liability companies and other business entities.

    1.14 SECURITIES ACT. Securities Act is the Securities Act of 1933, as amended.

    1.15 SHORT TERM INCOME. Short Term Income shall mean gross income realized by the Partnership from investments of funds pending their investment or distribution, including amounts earned from investments in commercial paper, securities of the United States government, certificates of deposit and cash deposits in banks and other financial institutions.

    1.16 TREASURY REGULATIONS. Treasury Regulations shall mean the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

    1.17 UNITS. Units means the ownership interests in the Partnership designated as Class A Units and Class B Units and such other classes of units as may from time to time be issued with the consent of the General Partner and a Majority in Interest of the Class A Limited Partners.


                                      ARTICLE 2

                       NAME, PURPOSE AND OFFICES OF PARTNERSHIP

    2.1 NAME. The name of the Partnership is ADOBE INCENTIVE PARTNERS, L.P. The affairs of the Partnership shall be conducted under the Partnership name.

    2.2 PURPOSE. The primary purpose of the Partnership is to (i) invest in, and receive and hold capital contributions of, Securities of private companies (either directly or indirectly through Adobe's interest in Adobe Ventures, L.P., a California limited partnership) which either (a) operate or are expected to operate in any industry related to the business operations of Adobe, including companies which possess or may possess technologies, sales and services capabilities, operations or content related to any Adobe product, or (b) have been identified by Adobe as candidates for a strategic relationship with Adobe and (ii) invest as a limited partner in Adobe


                                          4.

Ventures II, L.P., a California limited partnership ("AVII") and any successor Adobe Ventures investment fund. The general purposes of the Partnership are to buy, sell, hold, and otherwise invest in securities of such companies of every kind and nature and rights and options with respect thereto, including, without limitation, stock, notes, bonds, debentures, partnership interests, interests in limited liability companies and evidences of indebtedness; to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to Securities held or owned by the Partnership; to enter into, make, and perform all contracts and other undertakings; and to engage in all activities and transactions as may be necessary, advisable, or desirable to carry out the foregoing.

    2.3 PRINCIPAL OFFICE. The principal office of the Partnership shall be at 345 Park Avenue, San Jose, California 95110-2704, or such other place or places in California as the General Partner may from time to time designate.


                                      ARTICLE 3

                                 TERM OF PARTNERSHIP

    3.1 TERM. The term of the Partnership shall commence upon the later of the date hereof or the date of the filing of the Certificate of Limited Partnership of the Partnership with the office of the Secretary of State of the State of California (the "Formation Date") and shall continue until the fifteenth anniversary of the Formation Date unless extended by consent of the General Partner and a Majority in Interest of the Class A Limited Partners or sooner dissolved as provided in paragraph 11.1 below.

    3.2 EVENTS AFFECTING A LIMITED PARTNER OF THE PARTNERSHIP. The death, temporary or permanent incapacity, insanity, incompetency, bankruptcy, liquidation, dissolution, reorganization, merger, sale of all or substantially all the equity interests or assets of, or other change in the ownership or nature of a Limited Partner shall not dissolve the Partnership.

    3.3 EVENTS AFFECTING THE GENERAL PARTNER OF THE PARTNERSHIP. Except as specifically provided in paragraph 11.1, the bankruptcy, liquidation, dissolution, reorganization, merger, sale of all or substantially all the equity interests or assets of, or other change in the ownership or nature of the General Partner shall not dissolve the Partnership.




                                          5.

                                      ARTICLE 4

                            NAME AND ADMISSION OF PARTNERS

    4.1 NAME, ADDRESS AND UNITS. The name and address of the General Partner and each Limited Partner (hereinafter the General Partner and Limited Partners shall be referred to collectively as the "Partners" and individually as a "Partner") and the amount of such Partner's Capital Contribution (and a description of such Capital Contribution if other than cash) to and number of Units in the Partnership are set forth on Exhibit A hereto. The Partnership shall initially have two classes of limited partnership interests which are designated Class A Units and Class B Units and shall have the rights, preferences and privileges set forth in this Agreement. Each Limited Partner owning Class A Units is sometimes referred to herein as a Class A Limited Partner and each Limited Partner owning Class B Units is sometimes referred to herein as a Class B Limited Partner. The Class A Limited Partners and Class B Limited Partners are collectively referred to as the Limited Partners. The ownership of the Class A Units and Class B Units is set forth on Exhibit A hereto. The General Partner shall cause Exhibit A to be amended from time to time to reflect the admission of any new Partner, the withdrawal or substitution of any Partner, receipt by the Partnership of notice of any change of address of a Partner, or the change in any Partner's Capital Contribution or Units. An amended Exhibit A shall supersede any prior Exhibit A and become a part of this Agreement. A copy of the most recent amended Exhibit A shall be kept on file at the principal office of the Partnership.

    4.2  ADMISSION OF ADDITIONAL PARTNERS.

         (a) Except as provided in paragraph 10.6, an additional person may be admitted as a Partner only with the consent of, and on such terms as are approved by, the General Partner and a Majority in Interest of the Class A Limited Partners. At the time an additional person is admitted as a Limited Partner, the General Partner shall determine whether such person shall participate in investments made prior to the date of admission.

         (b) Each additional person admitted as a Partner shall execute and deliver to the Partnership a counterpart of this Agreement or otherwise become bound by the terms of this Agreement.


                                          6.

                                      ARTICLE 5

                      CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS

    5.1 CAPITAL ACCOUNTS. An individual Capital Account shall be maintained for each Partner and shall be divided into subaccounts for each Security owned by the Partnership. At the time each Class B Limited Partner is admitted to the Partnership, and thereafter whenever the Class A Limited Partner makes an additional Capital Contribution to the Partnership, there shall be a deemed Capital Account shift from the Class A Limited Partner in favor of the Class B Limited Partners. The total amount of Capital Account shift shall be the product of the "Shift Percentage" times the amount of the Capital Contributions of the Class A Limited Partner (with in kind contributions valued at their Adjusted Asset Value) times a fraction, the numerator of which is the number of Class B Units then outstanding and the denominator of which is the total number of Class A Units and Class B Units outstanding. The Shift Percentage shall be ten percent (10%) unless the General Partner determines another percentage is more appropriate.

    5.2 INITIAL CAPITAL CONTRIBUTIONS. The initial Capital Contributions of the Partners is set forth on Exhibit A. Securities contributed by the Class A Limited Partner are shown at their agreed fair market values on Exhibit A. No Capital Contribution shall be required of any Class B Limited Partner.

    5.3 CAPITAL CONTRIBUTIONS OF THE GENERAL PARTNER. The General Partner shall contribute capital to the Partnership in cash in an amount equal to one percent (1%) of the amount contributed by the Limited Partners and the General Partner on each date on which a Limited Partner makes a contribution.

    5.4 ADDITIONAL CAPITAL CONTRIBUTIONS. A Partner may make additional Capital Contributions only with the consent of the General Partner and a Majority in Interest of the Class A Limited Partners. No Partner shall be required to make any additional Capital Contributions to the Partnership except as provided in paragraph 5.3.


                                      ARTICLE 6

                               PARTNERSHIP ALLOCATIONS

    6.1  ALLOCATION OF PROFIT OR LOSS.  Except as hereinafter provided in this
Article 6:

         (a) Profit of the Partnership for each Security for each Accounting Period shall be separately allocated among the Partners as follows:

              (i)    First, to the General Partner to and to the extent of Loss


                                          7.

allocations respecting such Security previously made to it pursuant to paragraph 6.1(b)(iv);

              (ii) Second, to the Class A Limited Partner and General Partner pro rata in proportion to and to the extent of Loss allocation respecting such Security previously allocated to them pursuant to paragraph 6.1(b)(iii);

              (iii) Third, to the Class B Limited Partners and General Partner pro rata in proportion to and to the extent of Loss allocations respecting such Security previously made to them pursuant to paragraph 6.1(b)(ii); and

              (iv) Then, 99% to the Limited Partners (pro rata among them in accordance with their respective number of Units) and 1% to the General Partner.

         (b) Loss of the Partnership for each Accounting Period shall be allocated as follows:

              (i) First, to the Partners pro rata in proportion to and to the extent of income allocations previously made to them pursuant to paragraph 6.1(a)(iv);

              (ii) Second, 99% to the Class B Limited Partners (pro rata among them in accordance with their respective number of Units) and 1% to the General Partner;

              (iii) Then, 1% to the General Partner and 99% to the Class A Limited Partner until their Capital Accounts are reduced to zero; and

              (iv)   Then, to the General Partner.

         (c) Short Term Income shall be allocated to the Partners pro rata in proportion to their respective Capital Contributions.

    6.2 OTHER ALLOCATIONS. Notwithstanding the foregoing, the allocations provided in this Article 6 shall be subject to the following exceptions:

         (a)  (i)    Any loss or expense otherwise allocable to a Limited
Partner that exceeds the balance in such Limited Partner's Capital Account subaccount for a Security shall instead be allocated first to all Partners who have positive balances in their Capital Accounts subaccounts for such Security in proportion to such positive balances, and when all Partners' Capital Accounts subaccounts for such Security have been reduced to zero (0), then to the General Partner.

              (ii) In the event the Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4) through (d)(6), that causes the balance in such Partner's Capital Account to be reduced below zero (0), items of Partnership income and gain shall be specially allocated to such


                                          8.

Limited Partner in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations, or distributions as quickly as possible.

              (iii) For purposes of this subparagraph (a), the balance in a Partner's Capital Account shall take into account the adjustments provided in Treasury Regulation Section 1.704 1(b)(2)(ii)(d)(4) through (d)(6).

              (iv) Any special allocations of items of profit, income, gain, loss or expense pursuant to this subparagraph (a) shall be taken into account in computing subsequent allocations, so that the net amount of any items so allocated and the profit, gain, loss, income, expense, and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner if such special allocations pursuant to this subparagraph (a) had not occurred.

         (b) To the extent the Partnership has taxable interest income or expense with respect to any promissory note between any Partner and the Partnership as holder and maker or maker and holder pursuant to Section 483, Sections 1271 through 1288, or Section 7872 of the Code, such interest income or expense shall be specially allocated to the Partner to whom such promissory note relates, and such Partner's Capital Account adjusted if appropriate.

         (c) No Partner shall be allocated Profit or Loss of a Security (i) which is designated an Excluded Investment with respect to that Partner or (ii) which was acquired by the Partnership prior to such Partner's admission to the Partnership, unless otherwise agreed by the Partnership and such Partner at the time of such Partner's admission..

    6.3  INCOME TAX ALLOCATIONS.

         (a) Except as otherwise provided in this paragraph or as otherwise required by the Code and the rules and Treasury Regulations promulgated thereunder, a Partner's distributive share of Partnership income, gain, loss, deduction, or credit for income tax purposes shall be the same as is entered in the Partner's Capital Account pursuant to this Agreement.

         (b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Adjusted Asset Value.

         (c) In the event the Adjusted Asset Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Adjusted Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.


                                          9.

                                      ARTICLE 7

                                 PARTNERSHIP EXPENSES

    7.1 EXPENSES. The General Partner shall bear (i) all normal operating expenses incurred in the investigation of investment opportunities and the monitoring and management of investments; (ii) all costs and expenses incurred in the holding, purchase, sale or exchange of Securities (whether or not ultimately consummated), including, but not by way of limitation, private placement fees, finder's fees, interest, taxes, brokerage fees, legal fees, audit and accounting fees, consulting fees, and all expenses incurred in connection with the registration of the Partnership's Securities under applicable securities laws or regulations; (iii) all expenses incurred by the General Partner in serving as the tax matters partner, the cost of liability and other insurance premiums, all out-of-pocket expenses of preparing and distributing reports to Partners, all legal and accounting fees relating to the Partnership and its activities, all costs and expenses arising out of the Partnership's indemnification obligation pursuant to this Agreement and all other operating expenses of the Partnership; (iv) all organizational and syndication costs, fees, and expenses incurred by or on behalf of the General Partner or the Partnership in connection with the formation and organization of the Partnership, including legal and accounting fees and expenses incident thereto with respect to the formation and organization of the Partnership; and
(v) all liquidation costs, fees, and expenses incurred by the General Partner (or its designee) or the Partnership in connection with the liquidation of the Partnership at the end of the Partnership's term, specifically including but not limited to legal and accounting fees and expenses.


                                      ARTICLE 8

                   WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS

    8.1 INTEREST. No interest shall be paid to any Partner on account of its interest in the capital of or on account of its investment in the Partnership.

    8.2 WITHDRAWALS BY THE PARTNERS. No Partner may withdraw any amount from its Capital Account unless such withdrawal is made pursuant to this Article 8,
Article 11 or, in the case of the Class B Limited Partners, the Restricted Units Agreement between such Partner and the Partnership.

    8.3 PARTNERS' OBLIGATION TO REPAY OR RESTORE. Except as required by law or the terms of this Agreement, no Partner shall be obligated at any time to repay or restore to the Partnership all or any part of any distribution made to it from the Partnership in accordance with the terms of this Article 8.


                                         10.

    8.4 CASH DISTRIBUTIONS. Subject to the following mandatory distribution provisions, the General Partner may, but shall not be obligated to, distribute cash as it may from time to time deem advisable.

         (a) TAX DISTRIBUTIONS. Within 90 days following the end of each fiscal year, the General Partner shall distribute to each Partner cash in an amount equal to 50% of the Partnership's taxable income allocated to such Partner for such year. The General Partner shall have the discretion to adjust the rate of distribution provided for in this paragraph 8.4(a) to reflect any increases made to the rates of taxation of ordinary income or capital gains, or both, under the Code or California law.

         (b) DISTRIBUTIONS OF DISTRIBUTABLE CASH. The Partnership shall distribute cash in excess of $200,000 arising from the disposition of portfolio company investments as soon as reasonably practicable. Such cash distributions shall be made one percent (1%) to the General Partner and ninety-nine percent (99%) to the Limited Partners as follows (provided, no Partner shall receive distributions from the disposition of a Security which is an Excluded Investment with respect to such Partner):

              (i) first, to the extent of the Limited Partners' unreturned capital investment respecting the Security disposed of, among the Limited Partners in proportion to their respective unreturned capital investment respecting such Security (unreturned capital investment shall take account of any Capital Account shifts under paragraph 5.1); and

              (ii) then, to the extent of previously undistributed Profit respecting such Security, among the Partners in proportion to the allocation of such profit pursuant to Article 6.

    8.5 IN KIND DISTRIBUTIONS. The General Partner may, but shall not be obligated to (except as provided in subparagraph 8.5(a) and paragraph 8.6 below), distribute Securities as it may from time to time deem advisable, PROVIDED, HOWEVER, that except with the consent of a Majority in Interest of the Class A Limited Partners, the General Partner shall not distribute Securities which are not Marketable Securities, other than distributions pursuant to the dissolution and winding up of the Partnership.

         (a)  TIMING.

              (i) Marketable Securities acquired by the Partnership in exchange for the transfer of Nonmarketable Securities shall be distributed within 90 days of the date on which such Securities become Marketable Securities.

              (ii) Nonmarketable Securities which become Marketable Securities as a result of a public offering or otherwise shall be distributed within 90 days after the date on which such Securities become Marketable Securities.


                                         11.

         (b)  APPORTIONMENT.

              (i) Distributions of Securities shall be made among the Partners in accordance with paragraph 8.4(b).

         (c) Immediately prior to any distribution in kind, the Deemed Gain or Deemed Loss of any Securities distributed shall be allocated to the Capital Accounts of the Partners as a Profit or Loss pursuant to Article 6.

         (d) Securities distributed in kind shall be subject to such conditions and restrictions as the General Partner determines are legally or contractually required. Whenever classes of Securities are distributed in kind, each Partner shall receive its ratable portion of each class of Securities distributed in kind.

    8.6  WITHDRAWAL OF CLASS B LIMITED PARTNERS.

         (a)  DEFINITIONS.

              (i) WITHDRAWAL. For purposes of this Agreement, a Class B Limited Partner shall be deemed to have withdrawn from the Partnership (a "Withdrawal") if such Class B Limited Partner dies, retires, withdraws or becomes bankrupt, incompetent, insane or permanently incapacitated.

              (ii) BANKRUPT. A person shall be deemed bankrupt if (i) any proceeding is commenced against such person for any relief under bankruptcy or insolvency laws, or laws relating to the relief of debtors, reorganizations, arrangements, compositions, or extensions and is not dismissed within ninety
(90) days after such proceedings have been commenced, or (ii) if such person commences any proceeding for relief under bankruptcy or insolvency laws or law relating to the relief of debtors, reorganizations, arrangements, compositions, or extensions.

              (iii) INCOMPETENT. A person shall be deemed incompetent if such person shall be adjudged incompetent by a decree of a court of competent jurisdiction or if a conservator is appointed for such person.

              (iv) INSANE. A person shall be deemed insane if such person shall be adjudged insane by a decree of a court of competent jurisdiction.

              (v) PERMANENTLY INCAPACITATED. A person shall be deemed permanently incapacitated whenever such person is determined by competent medical authority selected by the General Partner to be permanently incapable of carrying out his functions as a Class A Limited Partner hereunder.

              (vi)   FORMER PARTNER.  Any Class B Limited Partner who withdraws


                                         12.

from the Partnership, or the estate or legal representative of any such Member shall be deemed a "Former Partner" on the date of such withdrawal.

         (b) EFFECT OF WITHDRAWAL OF A CLASS B LIMITED PARTNER. In the event of the Withdrawal of a Class B Limited Partner, the interest of such Former Partner in the Partnership shall terminate and the Former Member, or his or her personal representative, shall be entitled only to the payments and distributions provided for in such Former Partner's Restricted Units Agreement, all on the terms and conditions set forth in such agreement. Any reduction in the Units of a Class B Limited Partner caused by his or her Withdrawal shall increase, pro tanto, the Class A Units of the Class A Limited Partner.


                                      ARTICLE 9

                          MANAGEMENT DUTIES AND RESTRICTIONS

    9.1 MANAGEMENT. Except as otherwise provided in this Agreement, the General Partner shall have the sole and exclusive right to manage, control, and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership.

    9.2 NO CONTROL BY THE LIMITED PARTNERS; NO WITHDRAWAL. The Limited Partners shall take no part in the control or management of the affairs of the Partnership nor shall the Limited Partners have any authority to act for or on behalf of the Partnership or to vote on any matter relative to the Partnership and its affairs except as is specifically permitted by this Agreement. Except as specifically set forth in this Agreement or in the Restricted Units Agreements between the Partnership and each Class B Limited Partner, no Limited Partner shall withdraw or be required to withdraw from the Partnership.

    9.3 CLASS A LIMITED PARTNER APPROVAL RIGHTS. Notwithstanding paragraph 9.2, the prior written approval of a Majority in Interest of the Class A Limited Partners shall be required for the General Partner or the Partnership to carry out any of the following activities:

         (a)  Elect or admit a new General Partner;

         (b) Dissolve, wind up or liquidate the Partnership, other than in accordance with the terms of this Agreement;

         (c)  Amend this Agreement, except as otherwise provided herein;

         (d) Invest in or acquire Securities of any one company in an amount in excess of $3,000,000;

         (e) Acquire more than fifty percent (50%) of the outstanding voting Securities of any one company;


                                         13.

         (f) Borrow funds, or pledge, encumber or hypothecate any assets of the Partnership as security for a loan;

         (g) Commence or defend any litigation pertaining to the Partnership or its assets, prosecute, settle or compromise claims against third parties, settle or compromise claims against the Partnership, other than with respect to any litigation pertaining to the obligations of the Limited Partners under this Agreement, and

         (h) Make or revoke any election pursuant to the Code, including an election pursuant to Section 754 of the Code, or any comparable federal or state law regarding taxation.

    9.4  INVESTMENT OPPORTUNITIES.

         (a) Each Limited Partner acknowledges that the General Partner may make venture capital investments other than through the Partnership. Each Limited Partner hereby consents and agrees to such activities and investments and further consents and agrees that neither the Partnership nor any of its Partners shall have, pursuant to this Agreement, any rights in or to such activities or investments or any profits derived therefrom.

         (b) Each Limited Partner hereby agrees that the General Partner may offer the right to participate in investment opportunities of the Partnership to other private investors, groups, partnerships, or corporations whenever the General Partner, in its discretion, so determines.

         (c) During the term of this Agreement, each Limited Partner may engage in any activity whatsoever for its own profit or advantage, whether or not such activity may be in direct or indirect competition with the Partnership, subject to any restrictions imposed on such Limited Partner outside this Agreement.

         (d) Any investment by the Partnership shall first be approved by the Investment Committee of the Board of Directors of Adobe.

    9.5 COMPLIANCE WITH PARTNERSHIP AGREEMENT; DETRIMENTAL ACTS. No Partner shall do any act in contravention of this Agreement or that would be detrimental to the best interests of this Partnership, or that would make it impossible to carry on the affairs of the Partnership.


                                         14.

                                      ARTICLE 10

                        INVESTMENT REPRESENTATION AND TRANSFER
                               OF PARTNERSHIP INTERESTS

    10.1 INVESTMENT REPRESENTATION OF THE LIMITED PARTNERS. This Agreement is made with each Limited Partner in reliance upon the Limited Partner's representation to the Partnership, which by executing this Agreement the Limited Partner hereby confirms, that its interest in the Partnership is to be acquired for investment, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, and the Limited Partner understands that its interest in the Partnership has not been registered under the Securities Act and that any transfer or other disposition of the interest may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom. Each Limited Partner further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to its interest in the Partnership.

    10.2 QUALIFICATIONS OF THE LIMITED PARTNERS. Each Limited Partner represents that it is an "accredited investor" within the meaning of that term as defined in Regulation D promulgated under the Securities Act as set forth below or elsewhere in Regulation D as amended from time to time:

         (a) An individual who has a net worth or joint net worth with that person's spouse exceeding $1,000,000 at the time of becoming a Limited Partner; or

         (b) An individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects reaching the same income level in the current year.

         The term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purposes of paragraph 10.2(a) above, the principal residence of the investor must be valued at cost, including cost of improvements, or at a recently appraised value by an institutional lender making a secured loan, net of encumbrances.

    10.3 TRANSFER BY THE GENERAL PARTNER. The General Partner may not sell, assign, pledge, mortgage or otherwise dispose of its interest in the Partnership or in its capital assets or property without the prior written approval of a Majority in Interest of the Class A Limited Partners.

    10.4 TRANSFER BY A LIMITED PARTNER. No Limited Partner may sell, assign, pledge,


                                         15.

mortgage, or otherwise dispose of or transfer its interest in the Partnership without the prior written approval of the General Partner.

    10.5 REQUIREMENTS FOR TRANSFER. No transfer or other disposition of the interest of a Limited Partner shall be permitted until the General Partner is reasonably satisfied that the effect of such transfer or disposition would not:

         (a)  result in the termination of the Partnership's tax year under
Section 708(b)(1)(B) of the Code;

         (b) result in violation of the Securities Act or any comparable state law;

         (c) require the Partnership to register as an investment company under the Investment Company Act of 1940, as amended;

         (d) require the Partnership or the General Partner to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

         (e) result in a termination of the Partnership's status as a partnership for federal income tax purposes;

         (f) result in a violation of any law, rule, or regulation by a Limited Partner, the Partnership or the General Partner; or

         (g) cause the Partnership to be deemed to be a "publicly traded partnership" as such term is defined in Section 7704(b) of the Code.

    10.6 SUBSTITUTION AS A LIMITED PARTNER.  A transferee of a Limited
Partner's interest pursuant to this Article 10 shall become a substituted Limited Partner only with the consent of the General Partner (which consent may be withheld by the General Partner for any reason or for no reason) and only if such transferee (a) elects to become a substituted Limited Partner and (b) executes, acknowledges and delivers to the Partnership such other instruments as the General Partner may deem necessary or advisable to effect the admission of such transferee as a substituted Limited Partner, including, without limitation, the written acceptance and adoption by such transferee of the provisions of this Agreement.

    10.7 EXPENSES OF TRANSFER. Any costs or expenses (including but not limited to reasonable attorneys fees) incurred by the Partnership in connection with the transfer of a Partnership interest hereunder shall be borne by the transferring Partner.


                                         16.

                                      ARTICLE 11

                    DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

    11.1 EARLY TERMINATION OF THE PARTNERSHIP.

         (a) The Partnership shall dissolve, and the affairs of the Partnership shall be wound up prior to the expiration of its term set forth in paragraph 3.1 upon the occurrence of any of the following events:

              (i) One hundred eighty (180) days after the withdrawal, bankruptcy, or dissolution of the General Partner of the Partnership, unless within ninety (90) days of such event, a Majority in Interest of the Class A Limited Partners elect to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, bankruptcy or dissolution, of a new general partner. In the event that a new general partner is elected pursuant to the foregoing sentence, the interest of the General Partner shall be determined in accordance with paragraph 11.1(c) below;

              (ii) Sale or other transfer of substantially all of the assets of the Partnership; or

              (iii) Mutual consent of the General Partner and a Majority in Interest of the Class A Limited Partners.

         (b) In the event that the Partnership is dissolved pursuant to the provisions of this paragraph, the General Partner (or, if the dissolution occurs because of an event described in paragraph 11.1(a)(i), a Majority in Interest of the Class A Limited Partners) shall elect one or more liquidators to manage the liquidation of the Partnership in the manner described in this Article 11.

         (c) If the Limited Partners elect to continue the Partnership pursuant to its right under paragraph 11.1(a), the former General Partner*s interest in the Partnership shall become a limited partner interest and such former General Partner shall have no powers of a General Partner under this Agreement or the Act. The former General Partner*s interest in Short Term Income shall remain unchanged. The former General Partner*s interest in Profit and Loss shall limited to those allocations arising from assets acquired by the Partnership (i) prior to the date on which the former General Partner ceased to serve as General Partner (the "Cessation Date") or (ii) by use of the uninvested portion of the General Partner*s capital contributions made prior to the Cessation Date. The former General Partner shall have no obligation to make additional capital contributions pursuant to Article 4 after the Cessation Date. To the extent reasonably practicable, distributions of amounts allocable to the former General Partner shall be made in a manner consistent with the foregoing.


                                         17.

    11.2 WINDING UP PROCEDURES.

         (a) Promptly upon dissolution of the Partnership (unless the Partnership is continued in accordance with this Agreement or the provisions of the Act), the affairs of the Partnership shall be wound up and the Partnership liquidated. The closing Capital Accounts and subaccounts of all the Partners shall be computed as of the date of dissolution as if the date of dissolution were the last day of an Accounting Period in accordance with Article 6, and then adjusted in the following manner:

              (i) All assets and liabilities of the Partnership shall be valued as of the date of dissolution.

              (ii) The Partnership's assets as of the date of dissolution shall be deemed to have been sold at their fair market values and the resulting Profit or Loss shall be allocated to the Partners' Capital Accounts in accordance with the provisions of Article 6.

    The result for each Partner shall be its closing Capital Account.

         (b) Distributions during the winding up period may be made in cash or in kind or partly in cash and partly in kind. The General Partner or the liquidator shall use its best judgment as to the most advantageous time for the Partnership to sell Securities or to make distributions in kind. All cash and each Security distributed in kind after the date of dissolution of the Partnership shall be distributed ratably in accordance with the distribution provisions of Article 8. Each Security so distributed shall be subject to reasonable conditions and restrictions necessary or advisable in order to preserve the value of such Security or for legal reasons.


                                      ARTICLE 12

                                FINANCIAL ACCOUNTING,
                             REPORTS, MEETINGS AND VOTING

    12.1 FINANCIAL ACCOUNTING; FISCAL YEAR. The books and records of the Partnership shall be kept in accordance with the provisions of this Agreement and otherwise in accordance with generally accepted accounting principles consistently applied, and shall be reviewed at the end of each fiscal year by an independent public accountant of recognized national standing selected by the General Partner. The Partnership's fiscal year shall be a fifty-two/fifty-three week period ending on the Friday closest to November 30 of each year (the "Fiscal Year").

    12.2 SUPERVISION; INSPECTION OF BOOKS. Proper and complete books of account of the Partnership, copies of the Partnership's federal, state and local tax returns for each fiscal year, the Schedule of Partners set forth in Exhibit A, this Agreement and the Partnership's Certificate of Limited Partnership shall be kept under the supervision of the General Partner at the principal


                                         18.

office of the Partnership. Such books and records shall be open to inspection by the Limited Partner, or their accredited representatives, at any reasonable time during normal business hours after reasonable advance notice.

    12.3 PARTNERSHIP REPORTS; FINANCIAL STATEMENTS OF THE PARTNERSHIP. The General Partner shall deliver to the Limited Partners the following:

         (a) Within 120 days after the close of the Partnership's Fiscal Year, audited financial statements of the Partnership prepared in accordance with the terms of this Agreement and otherwise in accordance with generally accepted accounting principles, including an income statement for the year then ended and balance sheet as of the end of such year, a statement of changes in the Partners' Capital Accounts, and a list of investments then held.

         (b) Within 60 days after the close of each fiscal quarter, unaudited financial statements.

         (c) Within 10 days after the end of each fiscal quarter, a report from the General Partner which shall include a status report on cash reserves, investments then held, a summary of acquisitions and dispositions of investments made by the Partnership during the preceding period and a valuation of each such investment.

    12.4 TAX RETURNS AND TAX INFORMATION. The Partnership shall use the method of accounting for tax purposes that is selected by the General Partner after consultation with the Partnership's independent public accountants. The General Partner shall cause the Partnership's federal, state and local tax returns and IRS Form 1065, Schedule K 1, to be prepared and delivered to the Limited Partners within sixty (60) days after the close of the Partnership's fiscal year. During such period, the General Partner shall also cause the Partnership to furnish to any Limited Partner any other tax information reasonably requested by such Limited Partner.

    12.5 TAX MATTERS PARTNER. The General Partner shall be the Partnership's tax matters partner under the Code and under any comparable provision of state law. The General Partner shall have the right to resign as tax matters partner by giving thirty (30) days' written notice to each Partner. Upon such resignation a successor tax matters partner shall be elected by a Majority In Interest of the Class A Limited Partners. The tax matters partner shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Internal Revenue Service and in connection with all subsequent administrative and judicial proceedings arising out of such audit. If the tax matters partner is required by law or regulation to incur fees and expenses in connection with tax matters not affecting all the Partners, then the Partnership shall be entitled to reimbursement from those Partners on whose behalf such fees and expenses were incurred. The tax matters partner shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Partner, if such Partner so requests in writing, a copy of each notice or other communication received by the tax matters partner from the Internal Revenue Service, except such notices or communications as are sent directly to such requesting


                                         19.

Partner by the Internal Revenue Service. The relationship of the tax matters partner to the Limited Partners is that of a fiduciary, and the tax matters partner has fiduciary obligations to perform its duties as tax matters partner in such manner as will serve the best interests of the Partnership and all of the Partnership's Partners. To the fullest extent permitted by law, but subject to the limitations and exclusions of paragraph 14.4 below, the Partnership agrees to indemnify the tax matters partner and its agents and save and hold them harmless, from and in respect to all (i) fees, costs and expenses in connection with or resulting from any claim, action, or demand against the tax matters partner, the General Partner or the Partnership that arise out of or in any way relate to the tax matters partner's status as tax matters partner for the Partnership, and (ii) all such claims, actions, and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action, or demand.

    12.6 SPECIAL MEETINGS. Subject to the provisions of the Act, each Partner may call a special meeting of the Partnership at any reasonable time on not less than ten (10), nor more than sixty (60), days* written notice.


                                      ARTICLE 13

                                      VALUATION

    13.1 VALUATION. Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be at fair market value. Except as may be required under applicable Treasury Regulations, no value shall be placed on the goodwill or the name of the Partnership in determining the value of the interest of any Partner or in any accounting among the Partners.

         (a) The following criteria shall be used for determining the fair market value of Securities:

              (i) Securities not subject to investment letter or other similar restrictions on free Marketability:

                     (1) If traded on one or more securities exchanges or the Nasdaq National Market, the value shall be deemed to be the Securities' highest closing price on such exchange(s) on the valuation date.

                     (2) If actively traded over the counter (other than on the Nasdaq National Market), the value shall be deemed to be the average of the closing bid and ask prices of such Securities on the valuation date.

                     (3) If there is no active public market, the value shall be the fair market value thereof, as determined by the General Partner, taking into consideration the purchase price of the Securities, developments concerning the investee company subsequent to


                                         20.

the acquisition of the Securities, any financial data and projections of the investee company provided to the General Partner, and such other factor or factors as the General Partner may deem relevant. If a Majority in Interest of the Class A Limited Partners objects to the valuation of any Nonmarketable Security within fifteen (15) days of receipt of the valuation, the fair market value of such Security shall be determined by an appraiser selected by the senior ranking officer of the Western Association of Venture Capitalists (or any successor organization) who is not associated with any of the Partners. The Partnership shall bear the expense of any such appraisal.

              (ii) Securities subject to investment letter or other restrictions on free Marketability shall be valued by making an appropriate adjustment from the value determined under (1), (2), or (3) above to reflect the effect of the restrictions on transfer.

              (iii) The valuation of the Partnership's interest in AVII shall be based on the valuation of the securities owned by AVII determined in accordance with AVII's limited partnership agreement.

         (b) If the General Partner in good faith determines that, because of special circumstances, the valuation methods set forth in this paragraph do not fairly determine the value of a Security, the General Partner shall make such adjustments or use such alternative valuation method as it deems appropriate.



                                      ARTICLE 14

                                   OTHER PROVISIONS

    14.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among the residents of such state made and to be performed entirely within such state.

    14.2 LIMITATION OF LIABILITY OF THE LIMITED PARTNERS. Except as required by law, no Limited Partner shall be bound by, nor be personally liable for, the expenses, liabilities, or obligations of the Partnership in excess of its capital commitment to the Partnership.

    14.3 EXCULPATION. Neither the General Partner, nor its members or Affiliates shall be liable to any Limited Partner or the Partnership for honest mistakes of judgment, or for action or inaction, taken in good faith for a purpose that was reasonably believed to be in the best interests of the Partnership, or for losses due to such mistakes, action, or inaction, or to the negligence, dishonesty, or bad faith of any employee, broker, or other agent of the Partnership, provided that such employee, broker, or agent was selected, engaged, or retained with reasonable care. The General Partner and such persons may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in


                                         21.

accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph and the immediately following paragraph shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of fraud, willful misconduct or gross negligence or to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of such paragraphs to the fullest extent permitted by law.

    14.4 INDEMNIFICATION. The Partnership agrees to indemnify, out of the assets of the Partnership only, the General Partner and its members and their agents (the "Indemnified Parties") to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) reasonable fees, costs, and expenses, including legal fees, paid in connection with or resulting from any claim, action, or demand against any Indemnified Party that arises out of or in any way relate to the Partnership, its properties, business, or affairs and (b) such claims, actions, and demands and any losses or damages resulting from such claims, actions, and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Partnership) of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct not undertaken in good faith to promote the best interests of the Partnership or the portfolio companies of the Partnership, nor to any conduct which constitutes fraud, willful misconduct or gross negligence. Expenses incurred by any Indemnified Party in defending a claim or proceeding covered by this paragraph shall be paid by the Partnership in advance of the final disposition of such claim or proceeding provided the indemnified person undertakes to repay such amount if it is ultimately determined that such person was not entitled to be indemnified. The provisions of this paragraph 14.4 shall remain in effect as to each Indemnified Party whether or not such Indemnified Party continues to serve in the capacity that entitled such person to be indemnified.

    14.5 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, except with respect to the valuation of Partnership assets, shall be settled by arbitration in San Jose, California in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

    14.6 EXECUTION AND FILING OF DOCUMENTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    14.7 OTHER INSTRUMENTS AND ACTS. The Partners agree to execute any other instruments or perform any other acts that are or may be reasonably necessary to effectuate and carry on the partnership created by this Agreement.

    14.8 BINDING AGREEMENT. This Agreement shall be binding upon the transferees, successors, assigns, and legal representatives of the Partners.


                                         22.

    14.9 NOTICES. Any notice or other communication that one Partner desires to give to another Partner shall be in writing, and shall be deemed effectively given upon personal delivery or three (3) days after deposit in any United States mail box, by registered or certified mail, postage prepaid, upon confirmed transmission by facsimile, or upon confirmed delivery by overnight commercial courier service, addressed to the other Partner at the address shown on Exhibit A or at such other address as a Partner may designate by ten (10) days' advance written notice to the other Partners; provided, however, that any notice to a Partner with an address outside the United States shall be deemed effectively given only upon personal delivery or upon transmission by facsimile with a confirmation copy sent by air mail, or upon confirmed delivery by international commercial courier service.

    14.10 AMENDMENT. This Agreement may be amended only with the written consent of the General Partner and a Majority in Interest of the Class A Limited Partners.

    14.11 ENTIRE AGREEMENT. This Agreement constitutes the full, complete, and final agreement of the Partners and supersedes all prior written or oral agreements between the Partners with respect to the Partnership.

    14.12 TITLES; SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

    14.13 PARTNERSHIP NAME. The Partnership shall have the exclusive right to use the Partnership name as long as the Partnership continues. Upon termination of the Partnership, the Partnership shall assign whatever rights it may have in such name to the General Partner. No value shall be placed upon the name or the goodwill attached to it for the purpose of determining the value of any Partner's Capital Account or interest in the Partnership.





                                         23.

    IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first written above.


GENERAL PARTNER:                       CLASS A LIMITED PARTNER:

ADOBE SYSTEMS INCORPORATED                  ADOBE SYSTEMS INCORPORATED



By:                                         By:
   --------------------------------             --------------------------------




CLASS B LIMITED PARTNERS:



By:                                         By:
   --------------------------------             --------------------------------
    John Warnock                                P. Jackson Bell


By:                                         By:
   --------------------------------             --------------------------------
    Charles Geschke                              Colleen Pouliot


By:
   --------------------------------
    David Pratt




                                         24.

                                      EXHIBIT A

                                 SCHEDULE OF PARTNERS


NAME AND ADDRESS                  CAPITAL             CLASS A UNITS       CLASS B UNITS
                                  CONTRIBUTION
GENERAL PARTNER:                  (1)                 0                   0

  Adobe Systems Incorporated
  345 Park Avenue
  San Jose, CA 95110-2704

CLASS A LIMITED PARTNER:          (2)                 800,000             30,000

  Adobe Systems Incorporated
  345 Park Avenue
  San Jose, CA 95110-2704

CLASS B LIMITED PARTNERS:

John Warnock(3)                   $0.00               0                   50,000

Charles Geschke(3)                $0.00               0                   50,000

David Pratt(3)                    $0.00               0                   30,000

P. Jackson Bell(3)                $0.00               0                   30,000

Colleen Pouliot                   $0.00               0                   10,000


Totals                                                800,000             200,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------








-------------------------
(1) 1% of total capital contributions (in cash)


(2) cash and securities described on Schedule A-1 to this Exhibit A with an agreed value as set forth on Schedule A-1

(3) c/o Adobe Systems Incorporated, 345 Park Avenue, San Jose, CA 95110-2704